Third Quarter 2020 Supplemental Earnings Information dril-quip.com | NYSE: DRQ Exhibit 99.2

Forward-Looking Statements The information furnished in this presentation contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include the effects of the COVID-19 pandemic, and the effects of actions taken by third parties including, but not limited to, governmental authorities, customers, contractors and suppliers, in response to the COVID-19 pandemic, goals, projections, estimates, expectations, market outlook, forecasts, plans and objectives, including revenue and new product revenue, capital expenditures and other projections, project bookings, bidding and service activity, acquisition opportunities, forecasted supply and demand, forecasted drilling activity and subsea investment, liquidity, cost savings, and share repurchases and are based on assumptions, estimates and risk analysis made by management of Dril-Quip, Inc. (“Dril-Quip”) in light of its experience and perception of historical trends, current conditions, expected future developments and other factors. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this presentation. Although Dril-Quip believes that all such statements contained in this presentation are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of Dril-Quip’s control that could affect Dril-Quip’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this presentation. Please refer to Dril-Quip’s filings with the Securities and Exchange Commission (“SEC”) for additional discussion of risks and uncertainties that may affect Dril-Quip’s actual future results. Dril-Quip undertakes no obligation to update the forward-looking statements contained herein. Use of Non-GAAP Financial Measures Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA and Free Cash Flow are non-GAAP measures. Adjusted Net Income and Adjusted Diluted EPS are defined as net income (loss) and earnings per share, respectively, excluding the impact of foreign currency gains or losses as well as other significant non-cash items and certain charges and credits. Adjusted EBITDA is defined as net income excluding income taxes, interest income and expense, depreciation and amortization expense, non-cash gains or losses from foreign currency exchange rate changes as well as other significant non-cash items and items that can be considered non-recurring. Free Cash Flow is defined as net cash provided by operating activities less net cash used in the purchase of property, plant and equipment. We believe that these non-GAAP measures enable us to evaluate and compare more effectively the results of our operations period over period and identify operating trends by removing the effect of our capital structure from our operating structure and certain other items including those that affect the comparability of operating results. In addition, we believe that these measures are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance, ability to pursue and service possible debt opportunities and make future capital expenditures.  These measures do not represent funds available for our discretionary use and are not intended to represent or to be used as a substitute for net income or net cash provided by operating activities, as measured under U.S. generally accepted accounting principles (“GAAP”).  Non-GAAP financial information supplements should be read together with, and is not an alternative or substitute for, our financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure can be found in the appendix. Use of Website Investors should note that Dril-Quip announces material financial information in SEC filings, press releases and public conference calls. Dril-Quip may use the Investors section of its website (www.dril-quip.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. Information on Dril-Quip’s website is not part of this presentation. Cautionary Statement

Dril-Quip Investment Highlights Leading Manufacturer of Highly Engineered Drilling & Production Equipment Technically Innovative Products & First-class Service Strong Financial Position Historically Superior Margins to Peers Results Driven Management Team

Products & Services Product & Service Revenue Segments* Geographic Revenue Segments *Aftermarket revenue includes both Services and Leasing revenue Subsea Equipment Surface Equipment Downhole Tools Offshore Rig Equipment Aftermarket Services

Global Market Environment Source: Rystad Energy, Evercore ISI, McKinsey Energy Insights & DRQ Internal Estimates Broad Range of Outcomes Tied to Pandemic Recovery Timeline Global oil demand not expected to return to 2019 levels of 100 million barrels per day (Bbl/d) for several years Recovery in capital spending dependent on supply / demand rebalancing post COVID-19 pandemic Europe, Africa and South America expected to drive growth through 2023 Pre-COVID-19 outlook Longer oversupply OPEC+ control restored Projected deepwater development Capex spend Excluding OPEC Gulf and Russia, $B Global Oil Demand (MMBbl/D)

Strategy for Managing the Current Environment Maintaining Strong Balance Sheet is a Key Priority Focus on Cash Flow Resource Planning / Manage Costs Flex Center of Excellence Manufacturing Output Monitor Leading Indicators Working Capital Management

Financial Performance (USD$ millions) Product Mix and Cost Actions Driving Margin Improvement in Q3 2020 Quarterly Note: Sum of components may not foot due to rounding. Adjusted EBITDA is a non-GAAP measure. See appendix for reconciliation to GAAP measure. Revenue mostly flat sequentially driven by increase product volumes, partially offset by lower services Adjusted EBITDA margins increased ~$4 million sequentially due to improved product mix and benefit of cost reduction actions Estimated ~$7 million impact to revenue and ~$3 million to adjusted EBITDA due to COVID-19 related reduced production output and service delays and, to a lesser extent, logistic disruptions $10 Estimated cost impact of reduced production output and service delays from COVID-19

Q3 2020 Highlights Delivered $91.3 million of revenue from increased product volumes, primarily driven by improved production output and product mix in Asia Pacific and the U.S.; Reported third quarter net income of $14.3 million, or $0.41 per share, an improvement of $28.5 million, or $0.81 per share, from the second quarter of 2020 primarily driven by federal income tax benefits; Increased adjusted EBITDA to $10.2 million, or 11.1% of revenue, from improved product margins and lower costs; Generated net cash provided by operating activities of $13.9 million and increased cash position by $13.4 million to $359.2 million with no debt; Executed on an additional $7.0 million of annualized cost saving actions resulting in a year-to-date cumulative cost savings of $18.5 million annualized; Selling, general and administrative expense declined $2.5 million in the third quarter compared to the second quarter of 2020 and $8.3 million from the third quarter of 2019 Adjusted EBITDA is a non-GAAP measure. See appendix for reconciliation to GAAP measure.

2020 Transformation Update Additional $7.0 million in cost savings executed in Q3 2020, primarily in Eastern Hemisphere Year-to-date actions represent approximately $18.5 million in annualized savings Control what we can control: Continue to monitor market conditions and assess need for further cost saving actions Expected Operational Transformation Cumulative Annualized Cost Savings ($M) 2020 Transformation Well on Track to Deliver $20 Million in Annualized Savings $11.5 $20.5 Executed through Q2 2020 Executed through Q3 2020

Commercial Update Backlog of $222 million as of 9/30/2020 after recording $50.2 million of product bookings in Q3 2020 Q3 Bookings include five subsea tree bookings in Asia Pacific and Europe Bookings remain on track to be approximately $200 million in total for the full year 2020 Customers continue to request product delivery delays or installation deferrals due to market conditions and pandemic travel restrictions Majority of bookings continue to be in Eastern Hemisphere and with nationally owned or large integrated oil companies Historical Backlog Trends ($M)

Continue Path to SPS Monetization Current Status Continuing to build installation and performance track record Successful HXT installation in Gulf of Mexico in July Collaboration with Proserv on subsea controls Sell Complete Package Discussions with customers to sell XTs, including major IOCs First VXTe installation in Gulf of Mexico expected in Q1 ’21 Sell Through Collaboration Collaborating with other tree providers as supplier of VXTe technology components Manufacture and sell VXTe kit to other tree providers Potential pull through of additional eSeries suite of products Execution Strategy

Path to Cash Neutrality in 2020 Improve cash flow generation from cost actions, collections and inventory management Pursue real estate transactions related to transformation action plan – some delays due to COVID-19 Limit capital expenditures to maintenance levels CARES Act federal tax relief

dril-quip.com | NYSE: DRQ APPENDIX

Optimizing Operational Footprint Executed Sales from Start of Transformation to YTD 2020 Six facilities sold for a total of approximately $7.8M Potential Additional Sales in 2020 Currently Listed Four facilities currently for sale with estimated value of $15 to $17 million Closing of transactions delayed due to COVID-19 continued disruptions Taking steps to further consolidate footprint to improve operational efficiency Facilities sold Facilities for sale Singapore

Market Performance Source: FactSet, Market data as of 10/28/2020 Balance Sheet Strength and Backlog Supporting Share Price Relative to OSX

Income Statement

Balance Sheet

Non-GAAP Financial Measures

Non-GAAP Financial Measures

Non-GAAP Financial Measures

Quarterly Capital Expenditures $2-$5 $12-$15 $2 Annual Maintenance Capex ~$10 - $15 million Note: Sum of components may not foot due to rounding. $ Millions Estimated Capex

Financial Metric Definitions Market Capitalization = Share Price x Total Shares Outstanding Enterprise Value = Market Capitalization + Debt – Cash and Cash Equivalents Non-cash Working Capital = (Current Assets – Cash) – Current Liabilities Book Value / Share = Total Shareholders’ Equity / Total Shares Outstanding Cash / Share = Cash & Cash Equivalents / Total Shares Outstanding Non-cash Working Capital (WC) / Share = Noncash Working Capital / Total Shares Outstanding Total Debt / Capitalization = Total Debt (Short-term + Long-term) / (Total Debt + Total Shareholders’ Equity)